                              EMPLOYMENT AGREEMENT

         This Employment Agreement is entered into as of October 25, 1996, between Kellstrom Industries, Inc., a Delaware corporation, having its principal place of business at Sawgrass International Corporate Park, 14000 Northwest Fourth Street, Sunrise, Florida 33325 (the "Company"), and Fred von Husen, an individual residing at 1317 Still Creek Place, Danville, California 94506 (the "Employee").

                              W I T N E S S E T H:

         WHEREAS, the Company desires to provide for the employment of the Employee, and the Employee desires to accept such employment, on the terms and conditions set forth herein;

         NOW,  THEREFORE,   in  consideration  of  the  mutual  promises  herein
contained, the Company and the Employee hereby agree as follows:

         1.       Definitions.

         (a) The "Agreement" shall mean this Employment Agreement between the Company and the Employee.

         (b)      The "Board" shall mean the Board of Directors of the Company.

         (c) The "Company" shall mean Kellstrom Industries, Inc., a Delaware corporation.

         (d) "Dependents" shall mean the Employee's spouse and children, if any.

         (e) A "Change of Control" shall mean (i) any transaction that has the result that stockholders of the Company immediately before such transaction cease to own at least 51% of (x) the voting stock of the Company or (y) of any entity that results from the participation of the Company in a reorganization, liquidation or any other form of corporate transaction; (ii) a merger, consolidation, reorganization, liquidation or dissolution in which the Company does not survive; or (iii) a sale, lease, exchange or other disposition of all or substantially all the property and assets of the Company.

         (f) The "Effective Date" shall mean December 31, 1996, or such other date as shall coincide with the Closing Date of the acquisition by the Company of substantially all of the assets of International Aircraft Support, L.P. (the"Acquisition").

         (g) The "Employment Period" shall mean the period commencing on the Effective Date and ending on the fifth anniversary of the Effective Date.

         (h)      The "Employee" shall mean Fred von Husen.




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         (i) "GAAP" shall mean generally accepted  accounting  principles in the
United States as in effect from time to time.

         (j) The "Health Insurance" shall mean health insurance benefits comparable to the other contract employees of the Company.

         (k) The "Salary" shall mean the amount set forth in Section 3(b)(i) of the Agreement.

         2. Employment Period. The Company hereby agrees to employ the Employee, and the Employee hereby agrees to be employed by the Company, for the duration of the Employment Period and pursuant to the other terms and conditions provided herein. This Agreement shall terminate at the end of the Employment Period, unless terminated prior to the end of the Employment Period by virtue of one of the provisions of Section 5 of this Agreement.

         3.       Terms of Employment.

         (a) Position and Duties. During the Employment Period the Employee's position shall be the Executive Vice President.

         (b)      Compensation.

                  (i) Base Salary. As of the Effective Date, the Employee's annual salary (the "Salary") shall be $190,000, payable twice monthly, for the duration of the Employment Period. During the Employment Period, the Employee's Salary may be reviewed and changed; however, the Company shall not pay the Employee a Salary less than such amount during the Employment Period. Any increase in the Salary shall not serve to limit or reduce any other obligation of the Company under the Agreement.

                  (ii) Annual Company Bonus. For each calendar year commencing with the year ending December 31, 1997, at the end of which the Employee is employed by the Company:

                  (A) if the Company has Net Income (as hereinafter defined) for such year of an amount equal to the Company's target net income before taxes as determined solely by the Board (or the Executive Committee of the Board, if one exists) for such year (the "Target"), the Employee shall be entitled to a bonus in the amount equal to $90,000.

                  (B) if the Company has Net Income for such year more than the Target and less than 150% of the Target, the Employee shall be entitled to a bonus as calculated below:

                  B = $90,000 + $90,000 x (NI - T)
                                           _______
                                              T

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                  where:

                  B = the bonus earned in such year.

                  T = the Target for such year.

                  NI = the actual Net Income of the Company for such year as determined in accordance with GAAP.

                  (C) if the Company has Net Income for such year of 150% of the Target or more, the Employee shall be entitled to a bonus of $135,000.

                  (D) if the Company has Net Income for such year of less than 50% of the Target, the Employee shall not be entitled to a bonus.

                  (E) if the Company has Net Income for such year of at least 50% of the Target but less than the Target, the Employee shall be entitled to a bonus as calculated below:

                  B = $90,000 - ($90,000 x 2 x (T - NI)
                                                _______
                                                   T

                  where:

                  B = the bonus earned in such year.

                  T = the Target for such year.

                  NI = the actual Net Income of the Company for such year as determined in accordance with GAAP.

                  (iii) Signing Bonus. The Employee shall be paid a $30,000 signing bonus immediately following the Effective Date, such amount shall also compensate Employee for any moving expenses that may ultimately be incurred by Employee.

                  (iv) Stock Options. As soon as practicable, the Company shall issue to the Employee options to purchase 30,000 shares of the Company's common stock, such options to be exercisable at a price equal to 100% of the fair market value of the common stock of the Company at the time such options are granted, shall vest with the Employee over three years, and shall be forfeited in the event the Acquisition of IASI does not occur in accordance with Section
14. hereof.

         (c) Benefits. In addition to the compensation payable to the Employee as set forth in Section 3(b) above, during the Employment Period the Employee shall be eligible for the following:

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



                  (i) Health Insurance. The Company shall provide Health Insurance for the Employee and his Dependents which shall be effective as of the effective date of employment hereunder and shall continue for the Employment Period. The Employee shall be solely responsible for all deductible and co-payment amounts due according to the Health Insurance. Upon termination of this Agreement, all payments under this Section 3(c)(i) shall cease, provided, however, that the Employee shall be entitled to payments for periods prior to the date of the termination and for which the Employee has not yet been paid.

                  (ii) Disability Insurance. The Company shall pay, or reimburse the Employee for, disability insurance premiums up to a maximum annual amount of $2,500. The Employee shall be solely responsible for obtaining disability insurance coverage.

                  (iii) Pension Plan. The Company shall contribute an amount equal to 5% of the Salary towards the accumulating life insurance plan/pension plan selected and established by the Employee.

                  (iv) Car. During the Employment Period, the Company shall furnish the Employee with an automobile commensurate with his position for use by the Employee in connection with the performance of this duties hereunder, and shall also pay or reimburse the Employee for all expenses of insurance, maintenance and operation of such automobile.

                  (v) Other Benefits. The Employee shall be eligible for similar incentive, stock option grants, savings, welfare (including without limitation medical and dental insurance) plans, practices, policies and programs applicable on or after the Effective Date to other contract employees of the Company as determined in the discretion of the Board (or the Executive Committee, if any).

         (d) Vacation. During the Employment Period, the Employee shall be entitled to paid vacation in accordance with the policies and practices applicable on or after the Effective Date to other executives of the Company, provided that the Employee shall be entitled to a minimum of twenty (20) days of paid vacation per calendar year. If during the Employment Period the Employee serves for less than a full calendar year, the minimum twenty (20) days shall be prorated for the period of the year in which the Employee served. Vacation accrued but unused at the end of a calendar year may be carried over into the following calendar year or years, provided that unused vacation days shall be accrued up to a maximum of four weeks.

         (e) Holidays and Sick Leave. The Employee shall be entitled to all holidays that are prescribed by the Company's policies and practices. The Employee shall be entitled to 5 days paid sick leave per year. Unused sick leave days may not be carried over to the following calendar year or years.

         4.       Employee's Obligations and Representations; Indemnity.

         (a) During the Employment Period, and excluding any periods of vacation and sick leave to which the Employee is entitled, the Employee agrees to devote substantially all of his attention and time during normal business hours to the business and affairs of the Company and to perform faithfully and efficiently the responsibilities assigned to the Employee by the Company.

         (b) The Employee represents and warrants to the Company that there are no agreements or arrangements, whether written or oral, in effect which would prevent the Employee from rendering exclusive service to the Company during the Employment Period, including without limitation any obligations or restrictions of the Employee to his prior employer. The Employee further represents, warrants and agrees with the Company that as of the Effective Date he has not made and will not make during the Employment Period any commitment or do any act in conflict with this Agreement, or take any action that might divert from the Company any opportunity which would be in the scope of any present or future business of the Company or any subsidiary thereof.

         5.       Termination.

         (a) Death. This Agreement shall terminate automatically upon the Employee's death. If the Employee's employment is terminated by reason of the
Employee's death, the Company shall have no further obligations to the Employee's legal representatives under this Agreement, other than those obligations accrued, earned or vested by the Employee as of the date of his death. In addition, the Employee's family shall be entitled to receive benefits at least equal to the most favorable benefits provided by the Company to surviving families of other contract employees of the Company based on the terms of the benefit plans referenced in Section 3(c) of this Agreement as in effect on the date of the Employee's death.

         (b) Disability. If the Company determines in good faith that the Employee has a "disability" (as defined below), it may give the Employee written notice of its intention to terminate the Employee's employment. In such event, the Employee's employment with the Company shall terminate effective on the 30th day after receipt by the Employee of such notice. No such notice of termination by reason of disability shall be given until the Employee has experienced a period of two consecutive months of disability and the disability is continuing. The notice of termination shall not be effective if the Employee returns to full-time performance of his duties prior to the expiration of the 30-day notice period. For purposes of this Agreement, "disability" shall mean a physical or mental condition which, two months after its commencement, is determined to be total and permanent by a physician selected by the Company. The Employee shall be entitled to all compensation and benefits provided for under this Agreement during the two-month waiting period for the disability determination and during the 30-day notice of termination period. In the event that the Company provides long-term disability benefits for the Employee, such benefits shall not

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



commence until after the employment of the Employee has been terminated and the Company has ceased paying the Employee compensation pursuant to the foregoing sentence. If the Employee's employment is terminated by reason of the Employee's disability, this Agreement shall terminate without further obligations to the Employee or the Employee's legal representatives under this Agreement, other than those obligations accrued, earned or vested by the Employee as of the date of the termination. In addition, the Employee and the Employee's family shall be entitled to receive benefits, including without limitation disability benefits, at least equal to the most favorable benefits provided by the Company to other contract employees of the Company based on the terms of the benefit plans referenced in Section 3(c) of this Agreement as in effect on the date the Employee's disability commenced.

         (c) Voluntary Termination. The Employee agrees to provide the Company with 15 days notice prior to voluntarily terminating his employment (other than for "good reason" as defined in Section 5(f) below). At the end of such 15-day period, this Agreement shall terminate automatically and the Company shall have no further obligations to the Employee under this Agreement, other than those obligations accrued, earned or vested by the Employee as of the date of the termination. The Employee shall not be entitled to any Bonus in respect of the year of termination in the event the Employee's employment is terminated pursuant to this Section 5(c).

         (d) Cause. During the Employment Period, the Company may terminate the Employee's employment for "cause" as defined below. For purposes of the Agreement, "cause" shall mean:

                  (i) an act or acts of fraud, embezzlement or any other act that would constitute a felony under the laws of the state of Florida or California taken by the Employee;

                  (ii) repeated violations by the Employee of his obligations under Section 4(a) of this Agreement which are not remedied within a reasonable period of time after receipt of written notice from the Company of such violations or a breach by the Employee of his representations or obligations under Section 4(b) of this Agreement;

                  (iii) any direct or indirect disclosure of any confidential information or other special knowledge of the finances, business or other affairs of the Company; or

                  (iv) the indictment of the Employee of a crime, where the Company reasonably believes it would impair the Employee's ability to perform his services under this Agreement.

If the Employee's employment is terminated for cause, this Agreement shall terminate without further obligations to the Employee under this Agreement, other than those obligations accrued, earned or vested by the Employee as of the date of the termination. The Employee shall not be entitled to any Bonus in respect of the year of termination in the event the Employee's employment is terminated for cause pursuant to this
Section 5(d).

         (e) Involuntary Termination. If during the Employment Period the Company terminates the Employee's employment other than for reasons set forth in Sections 5 (a) through 5(d) above, it shall be deemed to be an involuntary termination and the Company shall pay to the Employee the following amounts:

                  (i) to the extent not theretofore paid, the Company shall pay the Employee's Salary through the date of such involuntary termination and any accrued bonus as determined by the Board;

                  (ii) the Company shall pay the Employee on the date of such involuntary termination an amount equal to four months of the Employee's Base Salary and an amount equal to twelve months of the Employee's Base Salary in the event of Change of Control; and

                  (iii) the Company shall pay in one cash lump sum any vacation days accrued but unused as of the date of termination to be paid within 30 days of such involuntary termination.

         (f) Good Reason. During the Employment Period, the Employee may terminate his employment for "good reason" as defined below. For purposes of this Agreement, "good reason" shall mean:

                  (i) the assignment to the Employee of any duties inconsistent in any respect with Employee's position, duties and responsibilities as set forth in Section 3 (a) of this Agreement or any action by the Company which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose any isolated, insubstantial and inadvertent action by the Company which is not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Employee;

                  (ii) any failure by the Company to comply with any of the provisions of Sections 3(b) through 3(e) of this Agreement regarding the Employee's compensation, benefits, vacation, holidays and sick leave other than an isolated, insubstantial and inadvertent action by the Company which is not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Employee.

In the event that the Employee terminates his employment for good reason as defined in this Section 5(f), it shall be deemed to be an "involuntary termination" as set forth in Section 5(e) above and the Employee shall be entitled to all payments and obligations set forth in Sections 5(e)(i) through 5(e)(iii) of this Agreement as if the Employee's employment had been involuntarily terminated.

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



         6. Notice of Termination. Any notice of termination by the Company for any reason or by the Employee for any reason shall be communicated by a written notice which indicates (i) the specific termination provision in this Agreement relied upon, (ii) the facts and circumstances claimed to provide a basis for such termination, and (iii) the date or proposed date of termination.

         7. Non-exclusivity of Rights. Nothing in this Agreement shall prevent or limit the Employee's continuing or future participation in any benefit, incentive or other plans, programs, policies or practices provided by the Company and for which the Employee may otherwise qualify. Amounts which are vested benefits or which the Employee is otherwise entitled to receive under any plan, policy, practice or program of the Company at or subsequent to the termination of the Employee's employment shall be payable in accordance with such plan, policy, practice or program.

         8. Full Settlement. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment or other claim, right or action which the Company may have against the Employee.

         9.       Confidentiality.

         (a) The Employee shall hold in a fiduciary capacity for the benefit of the Company all secret, proprietary or confidential information, knowledge or data relating to the Company and its business, including without limitation financial information and customer lists, which shall have been obtained by the Employee during his employment with the Company and which shall not be or become public knowledge (other than by acts by the Employee or his representatives in violation of this Agreement). Notwithstanding the foregoing, the Employee may disclose any such information if such information is compelled by legal process, provided that if Employee is so compelled, he shall provide the Company with prompt notice so that it may seek a protective order or other remedy. In any event, the Employee shall furnish only that portion of the confidential information that is legally required to be disclosed.

         (b) In the event  that the  Employee  breaches  any  provision  of this
Section 9 or Sections 10 or 11, the Company shall be entitled to apply to any court of competent jurisdiction for an injunction restraining the Employee from committing or continuing any violation of this Agreement. The Employee agrees that there is no adequate remedy at law to remedy such a breach.

         10. Non-Competition. The Employee agrees that (a) during the Employment Period and (b) unless the Employee terminates his employment for "good reason" or his employment is involuntarily terminated, for two years thereafter (or, in the case of a Change of Control, for 6 months; or in the case of an Involuntary Termination, for 12 months), he will not, within the continental United States, Israel, Ireland, England or any other country in which the Company has operations at the time of termination and prior thereto, directly or indirectly, engage or participate or make any financial

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



investments in or become employed by or render advisory or other services to or for any person, firm or corporation, or in connection with any business activity which directly or indirectly is in competition with any of the business operations or activities of the Company and its subsidiaries as of the date of termination of his employment or for any time prior thereto. Nothing herein contained, however, shall restrict the Employee from making any investments in any company whose stock is listed on a national securities exchange or actively traded in the over-the-counter market, as long as such investment does not give him the right to control or influence the policy decisions of any such business or enterprise which is or might be directly or indirectly in competition with any of such business operations or activities of the Company or any of its subsidiaries.

         11. Restriction on Solicitation. The Employee agrees that during the Employment Period and for two years thereafter, he will not:

                  (i) directly or indirectly solicit, raid, entice or induce any employee of the Company or any of its subsidiaries to become an employee of any person, firm or corporation which is, directly or indirectly, in competition with the business or activities of the Company or any of its subsidiaries;

                 (ii)  directly  or   indirectly  approach  any such    employee
for these purposes;

                  (iii) authorize or knowingly approve the taking of such actions by other persons on behalf of any such person, firm or corporation, or assist any such person, firm or corporation in taking such action; or

                  (iv) directly or indirectly solicit, raid, entice or induce any person, firm or corporation who or which on the date hereof is, or at the time during his employment with the Company shall be, a customer of the Company or of any of its subsidiaries to become a customer for the same or similar products which it purchased from the Company or any of its subsidiaries, of any other person, firm or corporation, and the Employee shall not approach any such customer for such purpose or authorize or knowingly approve the taking of such actions by any other person.

         12. Successors. This Agreement is personal to the Employee and without the prior written consent of the Company shall not be assignable by the Employee.

         13. Binding Arbitration. In the event that the Company and the Employee cannot agree on an interpretation of any provision of this Agreement, or in the event that either of the parties fails to make any payments or otherwise fulfill any obligations required by the terms of this Agreement, the Company and the Employee agree to resolve any such dispute through arbitration under the rules then obtaining of the American Arbitration Association in the State of Florida.

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         14.  This  Agreement  is subject to the  acquisition  by the Company of substantially all of the assets of International Aircraft Support. L.P. by no later than January 15, 1997. The failure of the Acquisition to occur by January 15, 1997 shall cause this Agreement to be null and void with no further rights or responsibilities or obligations to either party.

         15.      Miscellaneous.

         (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

         (b) The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

         (c) All notices, requests, demands and other communications hereunder shall be in writing and shall be in writing and be deemed to have given if sent by facsimile transmission, delivered by overnight or other carrier service, or mailed, certified first class mail, postage prepaid, return receipt requested, to the parties hereto at the following addresses:

         If to the Company, to:

         Kellstrom Industries, Inc.
         14000 N.W. 4th Street
         Sunrise, Florida 33325
         Att: President
         Telecopier: (954) 845-0428

         If to the Employee, to:

         Fred von Husen
         1317 Still Creek Place
         Danville, California 94506

or to such other address as either party shall have furnished to the other in accordance herewith.

         (d) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

         (e) The Company may withhold from any amounts payable under this Agreement such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

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         (f) A  party's  failure  to  insist  upon  strict  compliance  with any provision hereof shall not be deemed to be a waiver of such provision or any other provision thereof.

         (g) This Agreement embodies the entire agreement between the Company and the Employee and supersedes all prior agreements and understandings, oral or written, with respect thereto.

         (h) This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, together, shall constitute one and the same instrument.

        [Remainder of page intentionally omitted; signatures to follow.]

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


         IN WITNESS WHEREOF, the Employee has hereunto set his hand and, pursuant to the authorization from its Board of Directors, the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.

                                         KELLSTROM INDUSTRIES, INC.

                                         By:------------------------------------
                                            Name:    Zivi R. Nedivi
                                            Title:   President & Chief Executive
                                                         Officer

                                             EMPLOYEE

                                             -----------------------------------
                                             Fred von Husen

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